UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 26, 2013

BSQUARE CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	000-27687	91-1650880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 – 110th Ave NE, Suite 200

Bellevue, WA 98004

425-519-5900

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On August 26, 2013, BSQUARE Corporation (the “Company”) entered into a First Amendment to Office Lease (the “Lease Amendment”) with TALON PORTFOLIO SERVICES, LLC, a Washington limited liability company, as general receiver for W2007 Seattle Office 110 Atrium Place Realty, LLC, a Delaware limited liability company (“Landlord”). The Lease Amendment is effective as of June 1, 2013, and modifies the Office Lease Agreement dated as of January 1, 2004 between the Company and WA-110 Atrium Place, L.L.C. (predecessor-in-interest to Landlord) (the “Lease”) for the Company’s headquarters in Bellevue, Washington.

Under the Lease Amendment, the Company will move its offices to a different space in the same building (from Suite 200 to Suite 300), and occupy approximately 24,000 square feet as the new premises. The Lease Amendment also extends the term of the Lease, which was scheduled to expire on August 31, 2014, until May 31, 2020. Monthly base rent until May 31, 2014 is approximately $62,000, or $31 per square foot. Thereafter monthly base rent increases annually each June 1 by approximately $1 per square foot per year. However, monthly base rent is abated to $0 per month for the seven-month period from June 1, 2013 through December 31, 2013, subject to certain conditions.

A copy of the Lease Amendment is filed as Exhibit 10.1 to this report and is incorporated herein by reference. The foregoing description of the Lease Amendment does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Lease Amendment.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	First Amendment to Office Lease

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

Dated: August 30, 2013	By:	/s/ Scott C. Mahan
Scott C. Mahan
Senior Vice President, Operations
and Chief Financial Officer